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                                                                  EXHIBIT 10.14

                               F.N.B. CORPORATION

                   RESTRICTED STOCK AND INCENTIVE BONUS PLAN

                                   ARTICLE I
                       ESTABLISHMENT AND PLAN OBJECTIVES

     1.1 ESTABLISHMENT OF PLAN; Effective Date. F.N.B. Corporation (the "Corporation") hereby establishes an incentive plan for key employees, as described herein, which shall be known as the F.N.B. Corporation Restricted Stock and Incentive Bonus Plan (hereinafter referred to as the "Plan"). The Plan is effective as of January 1, 1996.

     1.2 PLAN OBJECTIVES. The Plan is intended to further the attainment of the Corporation's long-term profit and growth objectives by (i) offering an incentive to key employees and key executives of the Corporation and its subsidiaries who influence the long-term profitability of the Corporation, (ii) to provide key employees and executives with an additional inducement to remain in the service of the Corporation and with an increased incentive to work for its long-range success, (iii) to encourage stock ownership by such key employees and executives by providing them with an ownership interest in the Corporation and (iv) to facilitate the recruiting of executive personnel in the future.

                                   ARTICLE II
                                  DEFINITIONS

     2.1 DEFINITIONS. As used herein, the following terms shall have the following meanings:

     (a) "Board" shall mean the Board of Directors of the Corporation.

     (b) "Change of Control" shall have the meaning set forth in the F.N.B. Corporation Basic Retirement Plan.

     (c) "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation.

     (d) "Corporation" shall mean F.N.B. Corporation, its successors and assigns.

     (e) "DRP" shall mean the Corporation's Voluntary Dividend Reinvestment and Stock Purchase Plan, as amended from time to time.

     (f) "Eligible Employee" shall have the meaning set forth in Section 5.1 below.

     (g) "Incentive Award Period" shall have the meaning set forth in Section
5.2 below.

     (h) "Incentive Bonus Participant" shall mean an Eligible Employee designated by the Committee as eligible to receive an award under the incentive bonus provisions of Article V of the Plan in respect of any Incentive Award Period.

     (i) "Participant" shall mean an Incentive Bonus Participant or a Restricted Stock Participant.
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     (j) "Plan" shall mean the F.N.B. Corporation Restricted Stock and Incentive
Bonus Plan in its entirety, including any amendments, rules and regulations adopted pursuant hereto.

     (k) "Restricted Period" shall have the meaning set forth in Section 4.3 below.

     (l) "Restricted Stock Participant" shall mean an employee who has been granted Stock under the provisions of Article IV of the Plan (relating to grants of restricted stock).

     (m) "Stock" shall mean the Corporation's common stock, par value $2.00 per share.

     (n) "Vesting Period" shall have the meaning set forth in Section 4.3 below.

Other terms shall have the respective meanings given them in succeeding sections of the Plan.

                                  ARTICLE III
                           ADMINISTRATION OF THE PLAN

     3.1 ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. The Committee, by majority thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, including without limitation all rules and regulations necessary or advisable to enable shares of Stock granted under the Plan to be held and administered under the DRP, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons whomsoever.

     Within the provisions of the Plan, the Committee shall have the sole, final and conclusive authority to determine:

     (a)     The employees to whom awards shall be made under Article IV and/or
Article V below;

     (b) The amount of any award of cash or Stock to be made to each such employee; and

     (c) The terms and conditions of each restricted stock agreement ("Restricted Stock Agreement") between the Corporation and any employee who has received an award of restricted Stock under Article IV or Article V below.

In making such determinations, the Committee shall consider the position and responsibilities of the eligible employees, the value of their services to the Corporation and its subsidiaries, and such other factors as the Committee deems pertinent. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive awards under the Plan.

     3.2 EMPLOYMENT OF AGENTS. In administering the Plan, the Committee may employ accountants and counsel (who may be the independent auditors and outside counsel for the Corporation) and other persons to assist or render advice to it, all at the expense of the Corporation.


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     3.3     ELIGIBILITY TO SERVE ON COMMITTEE.  None of the members of the
Committee shall be a person who shall have been granted during the one year prior to becoming a member of the Committee, or shall be granted during service on the Committee, Stock or other securities pursuant to the Plan or any other plan of the Corporation or any of its subsidiaries except to the extent permitted by subsection (c)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor thereto.

                                   ARTICLE IV
                           GRANTS OF RESTRICTED STOCK

     4.1 ELIGIBILITY. Any person employed by the Corporation or any of its subsidiaries on a full time, salaried basis shall be eligible to become a Restricted Stock Participant and shall be eligible to receive grants of restricted Stock pursuant to this Article IV.

     4.2     GRANTS OF COMMON STOCK.  Each restricted stock grant under this
Article IV shall be evidenced by a Restricted Stock Agreement, which shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate in each case:

     (a) Unless applicable law provides otherwise, the employee receiving a restricted stock grant shall be responsible for compliance with all securities, tax or other legal requirements with respect to such employee's receipt, holding or disposition of the shares.

     (b) The vesting and forfeiture restrictions contained in Section 4.3 below.

     (c) The shares of Stock granted under this Article IV shall be enrolled in the Restricted Stock Participant's name in the DRP. Such shares shall remain in the DRP throughout the Restricted Period. On the date on which the transfer restrictions on any shares of Stock lapse, the Corporation shall notify the DRP Administrator as to the name of the Restricted Stock Participant and the number of shares of Stock as to which the restrictions have lapsed. The Restricted Stock Participant shall be entitled to exercise all rights to the unrestricted shares of Stock, including the right to withdraw such shares from the DRP, in accordance with the terms of the DRP.

     4.3 VESTING AND FORFEITURE RESTRICTIONS. All shares of Stock granted under this Article IV shall vest and become freely transferable by the Restricted Stock Participant over a period of not less than one and not more than five years commencing on the date of grant, as determined by the Committee at the time of the grant (the "Vesting Period"), and shall be subject to forfeiture as set forth below until vested (the period of time during which any shares of Stock are subject to a risk of forfeiture is referred to as the "Restricted Period"). Unless otherwise determined by the Committee, shares of Stock shall vest in equal installments during the Vesting Period on each anniversary of the date of grant until all shares awarded pursuant to such grant have vested or have been forfeited.

     The Committee, in its sole discretion, may impose such other restrictions on Stock granted pursuant to this Article IV as it may deem advisable, including, without limitation, restrictions under applicable federal laws, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may condition the grant of any stock, or the termination of the restrictions, upon receipt of an


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appropriate investment representation from the Restricted Stock Participant.
The Corporation may, in its discretion, postpone the granting of any stock until completion of registration or other qualification of the shares under any state or federal law, rule, or regulation or the receipt of any consent or approval of any governmental body, or any other agreement or consent as the Committee may consider appropriate. The Corporation may further require any Restricted Stock Participant or other person receiving shares of Stock under this Article IV to make such representations and furnish such information as it may consider appropriate in compliance with applicable law.

     4.4 VOTING AND DIVIDEND RIGHTS. Restricted Stock Participants shall have full voting rights on the shares of Stock granted under this Article IV, including the shares which have not yet vested, unless and until such shares are forfeited to the Corporation.

     Restricted Stock Participants awarded shares of Stock under this Article IV shall have full cash and stock dividend rights with respect to such shares of Stock subject to the other provisions of this Section 4.4. All such dividends or other distributions shall be credited to the Restricted Stock Participant's account in the DRP and, in the case of cash dividends, used to purchase shares of Stock pursuant to the DRP. All shares credited to the Restricted Stock Participant as a result of such cash or stock dividends shall be subject to the same restrictions on transferability and the same risk of forfeiture as the shares of Restricted Stock that are the basis for the dividend.

     4.5     TERMINATION OF EMPLOYMENT.

     (a) All restrictions placed upon shares of Stock granted hereunder or under a Restricted Stock Agreement shall lapse immediately and such shares shall automatically vest upon (i) termination of the Restricted Stock Participant's employment with the Corporation (or the subsidiary of the Corporation by which the Restricted Stock Participant is employed) if, and only if, such termination is by reason of the Restricted Stock Participant's death, disability covered by a disability plan of the Corporation then in effect or retirement with the consent of the Corporation or (ii) the occurrence of a Change in Control of the Corporation. In addition, the Committee may allow restrictions on the Stock to lapse prior to the date specified in a Restricted Stock Agreement if, in the judgment of the Committee, such allowance is necessary to avoid undue hardship or unfairness to the Restricted Stock Participant.

     (b) Upon the effective date of a termination for any reason not specified in Section 4.5(a) above, all shares (together with all dividends and/or shares of Stock purchased under the DRP on account of such shares) then subject to a risk of forfeiture under Section 4.3 above immediately shall be forfeited and returned to the Corporation by the plan administrator under the DRP without consideration or further action being required of the Corporation. For purposes of this Section 4.5 and Section 4.3, the effective date of a Restricted Stock Participant's termination shall be the date upon which such Restricted Stock Participant ceases to perform services as an employee of the Corporation or any of its subsidiaries, without regard to accrued vacation, severance or other benefits or the characterization thereof on the payroll records of the Corporation or any of its subsidiaries.

     4.6     ASSIGNMENT OR TRANSFER.  No shares of Stock granted under this
Article IV or any rights or interests therein shall be assignable or transferable during the Restricted Period by a Restricted Stock Participant except by will or the laws of descent and distribution. Each Restricted Stock Participant who is granted Stock pursuant to this Article IV may, from time to time, name any beneficiary or beneficiaries to whom any benefit under this
Article IV is to be paid in case of his or her death before he or she receives any


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or all of such benefit.  Each designation will revoke all prior designations by the same Restricted Stock Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Restricted Stock Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Restricted Stock Participant's death shall be paid to his or her estate, subject to the terms of this Article IV and the Plan.

                                   ARTICLE V
                          GRANTS OF INCENTIVE BONUSES

     5.1 ELIGIBILITY. Any Eligible Employee shall be eligible to be an Incentive Bonus Participant and receive incentive bonus awards pursuant to this
Article V. As used in this Article V, the term "Eligible Employee" shall mean any executive officer of the Corporation or of a subsidiary of the Corporation who is a member of a select group of management employees and who, in the opinion of the Committee, is in a position to have a direct and significant impact on achieving the Corporation's profit and growth objectives.

     5.2 AWARD PERIODS. The duration of each "Incentive Award Period" shall be one year corresponding to the Corporation's fiscal year.

     5.3 PARTICIPATION AND PERFORMANCE ACHIEVEMENT TARGETS. No later than the end of the first calendar quarter of each Incentive Award Period, the Committee in its discretion shall select Eligible Employees to be Incentive Bonus Participants and shall determine the performance achievement targets for each Incentive Bonus Participant and the amount of awards the Incentive Bonus Participant may earn upon achieving such targets in respect of each Incentive Award Period based on the Committee's analysis of various factors it deems appropriate, including similar incentive plans of comparable companies and the relative contribution of each Incentive Bonus Participant to the overall performance of the Corporation and its subsidiaries.

     5.4     PAYMENTS OF ANNUAL BONUSES.

     (a) Payout of annual bonuses under this Article V shall be made within 45 days after the receipt by the Corporation of the report of its independent auditors on the Company's financial statements in respect of the Incentive Award Period in respect of which the Incentive Award has been earned, as the Committee in its discretion shall determine.

     (b) Payout of annual bonuses under this Article V shall be made in cash or in Stock or partly in each as the Committee in its discretion shall determine. If any portion is paid in authorized but unissued shares, or treasury shares, of Stock, the Stock shall be valued at the average of the last quoted "bid" and "ask" prices of the Stock on the over-the-counter market on the business day next preceding the date of payment (or, in the event the Common Stock ceases to trade in the over-the-counter market and is traded on another exchange or on the Nasdaq National Market, by such other reasonable method or formula as may be determined by the Committee in its discretion). Payout of all or part of an annual bonus under this Article V to any Incentive Bonus Participant may also be made in Stock by the purchase thereof by the Corporation in the open market on a date reasonably close to the date of payment. Payouts of awards under this Article V may also be made pursuant to deferred compensation arrangements, as the Committee may determine in its discretion.


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     (c)     The Corporation shall not be liable for interest upon any award made under this Article V. Prior to the time shares of Stock are delivered to an Incentive Bonus Participant by the Corporation pursuant to a payout of an annual bonus under this Article V, the Incentive Bonus Participant shall not be entitled to have any shares registered or recorded in his or her name, nor shall such Incentive Bonus Participant have the rights of a shareholder of the Corporation in respect of such shares.

     (d) The Committee shall have the right, in its discretion, to modify the amount of any award earned by any Incentive Bonus Participant under this
Article V in respect of any Incentive Award Period if the Committee in its sole discretion determines that it is reasonable to do so (i) as a result of extraordinary transactions to which the Corporation or any of its subsidiaries was subject or material accounting changes or adjustments applicable to the Corporation in respect of that Incentive Award Period or (ii) on the basis of such other quantitative factors as the Committee deems appropriate.

     (e) Any shares of Stock of the Corporation issued to an Incentive Bonus Participant under this Article V shall, at the time of issuance to such Incentive Bonus Participant, be enrolled in the Incentive Bonus Participant's name in the DRP. The Incentive Bonus Participant shall be entitled to exercise all rights to such shares, including the right to withdraw such shares from the DRP, in accordance with the terms of the DRP (except as otherwise provided in the Plan).

     5.5     LIMITATIONS AND REDUCTIONS OF PAYMENTS.

     (a) Any shares of Stock of the Corporation awarded to an Incentive Bonus Participant under this Article V must be held by the Incentive Bonus Participant for a minimum of six months prior to any disposition thereof. In addition, the Committee in its discretion may require that any such shares of Stock be restricted and not "vest" for a period of up to five years and be subject to such other restrictions as are identical to those provided in Article IV with respect to grants of Restricted Stock to Restricted Stock Participants (including the requirement that the Incentive Bonus Participant enter into a Restricted Stock Agreement with the Corporation), with the terms and conditions of such restrictions and "vesting", and related forfeiture provisions, to be determined by the Committee in its discretion, provided, that the provisions of
Section 4.5 above shall apply to any restricted Stock awarded under this Article V, including without limitation those providing that any restrictions on such shares of Stock shall lapse immediately and all such shares shall automatically vest upon the occurrence of a Change of Control of the Corporation.

     (b) The Committee in its sole discretion may impose such other restrictions on any shares of Stock paid pursuant to this Article V as it may deem advisable including, without limitation, restrictions under applicable federal laws, under the requirements of any stock exchange upon which such share or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may condition the payment of any Stock under this Article V, or the delivery of share certificates evidencing such Stock, upon receipt of an appropriate investment representation from the Incentive Bonus Participant. The Corporation, in its discretion, may postpone the issuance and delivery of shares of Stock pursuant to this Article V until completion of registration or other qualification of the shares under any state or federal law, rule, or regulation as the Corporation may consider appropriate. The Corporation may further require any Incentive Bonus Participant or other person receiving Stock under this Article V to make such representations and furnish such information as it my consider appropriate in connection with the issuance of the shares of Stock in compliance with applicable law.

     (c) Each payout of an annual bonus under this Article V that is to be made in cash shall be from the general funds of the Corporation. No special or separate fund shall be established or other segregation


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of assets made to assure payout of any annual bonuses.  No Incentive Bonus
Participant or other person shall have under any circumstances any interest whatever in any particular property or assets of the Corporation as a result of the operation of this Article V.

     5.6     TERMINATION OF EMPLOYMENT.

     (a) Except as herein otherwise provided, the payout of an annual bonus under this Article V to an Incentive Bonus Participant is subject to the Incentive Bonus Participant continuing in the employ of the Corporation or a subsidiary thereof, as the case may be, through the date the payout is made as set forth in Section 5.4(a). In the event an Incentive Bonus Participant's employment terminates prior to the date the payout is made as set forth in
Section 5.4(a) for reasons other than voluntary termination of employment or termination of employment by the Corporation for cause, the Committee shall have sole discretion to determine whether and to what extent an annual bonus under this Article V will be paid out to the Incentive Bonus Participant or to his or her beneficiary; provided, however, that if such termination occurs following a Change of Control and the Incentive Bonus Participant would otherwise be entitled to payment of an annual bonus under this Article V in respect of the preceding Award Period, then such annual bonus shall be paid to such Incentive Bonus Participant unless the Incentive Bonus Participant's employment was terminated for cause (as defined in paragraph (b) below) or the Incentive Bonus Participant voluntarily terminated his employment other than for good reason (as defined in paragraph (c) below).

     (b) As used herein "cause" shall mean the willful and continued failure by the Incentive Bonus Participant substantially to perform his duties with the Corporation or any subsidiary or the willful engaging by the Incentive Bonus Participant in misconduct which is demonstrably and materially injurious to the Corporation or any of its subsidiaries.

     (c) As used herein, the term "good reason" shall mean any of (i) the assignment to the Incentive Bonus Participant by the Corporation or any subsidiary of duties, or to a position, constituting a material diminution in the Incentive Bonus Participant's position or duties compared with his position or duties with the Corporation or any subsidiary immediately prior to a Change of Control of the Corporation, or any removal of the Incentive Bonus Participant from or any failure to reelect the employee to any such position, except in connection with the termination of his employment by reason of his death, disability or retirement, for cause, or by the employee other than for good reason, (ii) a reduction by the Corporation or any subsidiary in the Incentive Bonus Participant's base salary as in effect on the date of the Change of Control, (iii) any material diminution in the benefits provided to the employee by the Corporation following a Change of Control or (iv) the Incentive Bonus Participant's relocation by the Corporation or any subsidiary to any place other than the location at which the Incentive Bonus Participant performed the Incentive Bonus Participant's duties prior to a Change of Control of the Corporation.

                                   ARTICLE VI
                              CAPITAL ADJUSTMENTS

     If there should occur any change in the outstanding shares of common stock of the Corporation by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares or other similar corporate change, the aggregate number of shares of Stock issuable under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive, to prevent dilution or enlargement of the Participant's potential Stock interests in relation to other holders of the Stock. In such event, the Committee may also make such appropriate adjustment in the number and type of shares subject to Stock grants then outstanding under the Plan.


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                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

     7.1     NUMBER OF SHARES.

     (a) The total number of shares of Stock of the Corporation that may be granted to all Restricted Stock Participants under Article IV in respect of any calendar year may not exceed one percent (1%) of the highest number of the Corporation's issued and outstanding Stock in such calendar year calculated on a fully diluted basis, subject to adjustment as provided in Section 6 above.

     (b) The total number of shares of Stock of the Corporation that may be granted to all Incentive Bonus Participants under Article V in respect of any Incentive Award Period may not exceed one percent (1%) of the highest number of the Corporation's issued and outstanding Stock in such Award Period calculated on a fully diluted basis, subject to adjustment as provided in Section 6 above.

     (c) The shares of Stock awarded under the Plan shall be either authorized but unissued shares or shares that have been reacquired by the Corporation. Shares that are awarded but forfeited under the Plan shall again be available for grant under the Plan.

     7.2 FUTURE EMPLOYMENT. The selection of an eligible employee as a Participant shall not constitute a contract of employment between the Participant and the Corporation or otherwise entitle the Participant to remain in the employ of the Corporation or any of its subsidiaries.

     7.3 AMENDMENT AND TERMINATION. The Board of Directors of the Corporation reserves the right to amend or supplement the Plan or terminate the Plan at any time; provided, however, that the Board shall not modify any provision in any manner adversely affecting any grant or award previously made under the Plan without the consent of the Participant.

     7.4 WITHHOLDING. The Corporation shall have the right to deduct from all payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant or other person receiving payment of shares of Stock under the Plan may be required to pay to the Corporation the amount of any such taxes that the Corporation is required to withhold with respect to such Stock.

     7.5 FEDERAL INCOME TAX ELECTIONS. The Participant or other person receiving a payment of Stock hereunder shall report to the Corporation in writing the time and manner in which such Participant or other person elects to recognize income from or by virtue of such award for federal income tax purposes, promptly after the making of such election.

     7.6 INDEMNIFICATION. Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with any claim, action, suit, or proceeding to which he or she may be a party by reason of any action taken or failure to act under the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a


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matter of law, by contract, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

     7.7 GOVERNING LAW. The Plan, and all other documents delivered hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, to the extent that such laws are not preempted by the laws of the United States of America.

     7.8 EXPENSES. The expenses of administering the Plan shall be borne by the Corporation.


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